Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

MONSANTO COMPANY:

     We consent to the incorporation by reference in Monsanto Company's Registration Statement on Form S-8 of our report dated February 12, 2001, incorporated by reference in the annual report on Form 10-K of Monsanto Company for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP


St. Louis, Missouri
June 28, 2001